Exhibit 99.1

Frontier Airlines Reports Financial Results for the First Quarter of 2021

Denver, May 13, 2021 - Frontier Group Holdings, Inc., parent company of Frontier Airlines, Inc. (NASDAQ: ULCC), today reported its financial results for the first quarter of 2021.

During the quarter, Frontier experienced a strong rebound in demand as leisure travel strengthened ahead of spring break and Easter, leading the Company to be cash positive1 in March. The Company ended the first quarter of 2021 with $853 million of unrestricted cash and cash equivalents and liquidity available under its Treasury Loan facility. On March 31, 2021, Frontier priced an initial public offering, which closed shortly after the end of the quarter. The IPO generated $271 million of net proceeds to Frontier before an estimated $6 million in offering expenses.

“This is our first quarter reporting as a public company and we couldn’t be more pleased with what we are seeing relative to the recovery in leisure travel,” said Barry Biffle, Frontier’s president and CEO. “We believe our relative cost advantage driven by financial discipline coupled with our focus on leisure travel positions us well to be among the airline industry leaders as demand for leisure travel continues to rebound. In addition, we diligently limited the amount of debt added to our balance sheet while maintaining a strong liquidity position.” Biffle added, “We are well poised to take advantage of the recovery and expect to return to profitability in the second half of 2021.”

The following is a summary of select financial results for the first quarter of 2021, including both GAAP and adjusted (Non-GAAP) metrics. Please see “Reconciliation of Non-GAAP Financial Information” below.

(unaudited, in millions, except for percentage and per share amounts)
	Three Months Ended March 31
	2021		2020
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$271	$271	$544	$544
Total operating expenses	$363	$495	$650	$587
Net income (loss)	$(91)	$(173)	$(64)	$(25)
Net income (loss) margin	(33.6)%	(63.8)%	(11.8)%	(4.6)%
Diluted earnings (loss) per share[2]	$(0.46)	$(0.86)	$(0.32)	$(0.12)

Recent Company Highlights:

•	Completed a successful initial public offering and commenced trading on the Nasdaq Global Select Market on April 1, 2021 under the ticker symbol “ULCC,” an acronym for Ultra Low-Cost Carrier.

•	Moved from a cash burn[1] position to being cash positive in the month of March as demand for leisure travel began to rebound.

•

Finalized a transaction to accelerate the return of the four remaining A319 aircraft from the Company’s fleet. Three aircraft will exit Frontier’s fleet during the second quarter of 2021 and the fourth aircraft will exit in the third quarter 2021. It has been a long-stated goal of the Company to replace all of its A319 aircraft with larger and more fuel efficient A320 and A321 aircraft.

•

Added three A320neo aircraft featuring fuel-efficient engines to the fleet during the first quarter of 2021, which were the first aircraft to feature our new 30 percent lighter-weight Recaro seats as part of Frontier’s commitment to being “America’s Greenest Airline.” In addition to the fuel efficiency provided by the engines, this move to lighter seats is part of a continuous pursuit to reduce the Company’s environmental footprint.

•

Frontier is also committed to highlighting endangered species on the tail of its aircraft. As an example, one of the three aircraft added during the quarter features Francie, a Piping Plover, whose name pays homage to Dr. Francie Cuthbert, a wildlife biologist dedicated to helping preserve the endangered shorebird that nests and feeds along coastal sand and gravel beaches in North America. The other two aircraft added during the quarter feature two other endangered species — Crystal the Florida Manatee and Hudson the Bog Turtle.

•

Added more leisure destinations for customers for summer 2021, including Nassau, The Bahamas; San Jose, Costa Rica and St. Maarten. These additions come on the heels of new flight service to Guatemala City, Guatemala and San Salvador, El Salvador in Latin America. Frontier also added new nonstop routes in key markets that include Atlanta, Dallas, Denver, Las Vegas and Salt Lake City. New service was also announced to Alaska.

Cash and Liquidity:

Frontier ended the first quarter of 2021 with $853 million of unrestricted cash and cash equivalents and liquidity available under its Treasury Loan facility. Subsequent to the quarter, the Company received $271 million of net proceeds from its IPO before an estimated $6 million in offering expenses and $96 million of additional payroll support program funding provided by the U.S. government (consisting of $21 million from “PSP2” and $75 million from “PSP3”). Frontier also expects to receive an additional $75 million of PSP3 funding in the second quarter of 2021. Considering the net proceeds from its IPO, amounts received under PSP2 and PSP3 and the remaining PSP3 amount expected to be received, Frontier does not anticipate drawing any further funds under the Treasury Loan facility (additional funds can be drawn on the facility through May 28, 2021).

Frontier’s management expects that its current income tax receivable of $161 million will provide the Company with an opportunity, when received, to assess the repayment of the $150 million currently outstanding under its Treasury Loan facility without utilizing other existing liquidity. Repaying the outstanding amounts would consequently unencumber the Company’s co-brand credit card program and related brand assets that are currently collateralizing the facility. Management believes that the Company’s loyalty program, encompassing its co-brand credit card program and Discount Den subscription program, together with the Frontier brand, could generate substantial liquidity should the need arise.

“Frontier is in a very strong liquidity position following the successful completion of our IPO, the additional payroll support program funding (PSP2 and PSP3) provided by the U.S. government and the strengthening recovery in demand for air travel across the U.S.,” said James Dempsey, Frontier’s EVP and CFO. “This strong liquidity position will enable Frontier to quickly return to its pre-COVID-19 traffic growth trajectory.”

Revenue Performance

Total operating revenues for the first quarter of 2021 were $271 million, a decrease of 50 percent as compared to the first quarter of 2020. This decrease was due to the significant reduction in demand for air travel beginning in March 2020, caused by the COVID-19 pandemic. Frontier’s capacity, as measured by ASMs, was lower by 36 percent during the quarter and the Company’s RASM declined 22 percent compared to the same period a year ago. Although Frontier’s deployed capacity has not yet returned to pre-COVID-19 historical levels, the Company’s departures in March 2021 were 7 percent higher than the departures in March 2019 as the recovery process strengthened for leisure travel.

Cost Performance

Total operating expenses for the first quarter of 2021 were $363 million, a decrease of 44 percent from the $650 million incurred during the first quarter of 2020. This decrease was driven by the 36 percent reduction in capacity and the benefit from the recognition of payroll support program grants under the CARES Act. The Company’s adjusted total operating expenses of $495 million were 16 percent lower than the prior year. Adjusted total operating expenses exclude, among other things, the impact of CARES Act credits and early lease termination costs. These amounts were partly offset by the fixed nature of aircraft rent on a larger fleet and the effect of vendor deferrals received during 2020 but recognized into expense when repaid in 2021.

Fleet:

As of March 31, 2021, Frontier had a fleet of 107 Airbus single-aisle aircraft, consisting of 63 A320neos, 19 A320ceos, 21 A321ceos, and 4 A319ceos. All aircraft in the fleet are financed with operating leases. These leases expire between 2021 and 2033. Frontier’s fleet is the most fuel-efficient of all U.S. carriers of significant size when measured by ASMs per fuel gallon consumed. This fuel efficiency reflects Frontier’s operation of a large number of aircraft with new generation, fuel-efficient engines, lightweight seats, and an efficient seating layout.

Frontier took delivery of three A320neo aircraft during the quarter and expects to take delivery of an additional 10 A320neo aircraft during the remainder of 2021.

Forward Guidance:

The second quarter and full year 2021 guidance items provided below are based on the Company’s current estimates and are not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company’s reports on file with the Securities and Exchange Commission. The Company’s second quarter and full year 2021 guidance excludes any adverse operational impacts or fuel price spikes caused by the cyberattack on the Colonial pipeline. Frontier undertakes no duty to update any forward-looking statements or estimates.

The Company is encouraged by the strength in forward bookings. Management’s expectation is that the Company will continue to see an acceleration in the pace of monthly demand as it moves from March 2021 through June 2021 and anticipates returning to profitability in the second half of 2021.

Second Quarter
2021
Capacity (versus 2Q 2019)[a]	(1)% to +1%
Adjusted total operating expenses (excluding fuel) ($ millions)[b]	$480 to $490
Average fuel cost per gallon[c]	$2.00
Effective tax rate	~ 22%
Adjusted net income (loss) margin range	(10)% to (15)%

Full Year
2021
Pre-delivery deposits, net of refunds – year over year change ($ millions)	$20
Other capital expenditures[d] ($ millions)	$60 to $80

[a]

The Company expects that demand will continue to gradually recover as 2021 progresses and will monitor and adjust capacity levels as appropriate. Given the dynamic nature of the current demand environment, the actual capacity adjustments made by the Company may be different than what is currently expected.

[b]

Amount estimated excludes fuel expense and special items, which may include loss on disposal of assets, early lease termination costs, special charges and credits, and other items which are not estimable at this time.

[c]	Fuel cost per gallon is inclusive of estimated fuel taxes and into-plane fuel costs.
[d]	Other capital expenditures estimate includes capitalized heavy maintenance.

Investor Conference Call

Frontier’s quarterly earnings conference call is scheduled to be held today (May 13, 2021) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at https://ir.flyfrontier.com/. For those who are not available for the live webcast, the call will be archived and available for at least 30 days on the investor relations section of the Company’s website.

About Frontier Airlines:

Frontier Airlines (NASDAQ: ULCC) is committed to “Low Fares Done Right.” Headquartered in Denver, Colorado, the Company operates more than 100 A320 family aircraft and has the largest A320neo fleet in the U.S. The use of these aircraft, Frontier’s seating configuration, weight-saving tactics and baggage process have all contributed to the airline’s average of 43 percent fuel savings compared to other U.S. airlines (fuel savings is based on Frontier Airlines’ 2019 fuel consumption per seat-mile compared to the weighted average of major U.S. airlines), which makes Frontier the most fuel-efficient U.S. airline. With over 150 new Airbus planes on order, Frontier will continue to grow to deliver on the mission of providing affordable travel across America.

End Notes:

[1]

“Cash burn” means change in cash and cash equivalents during the period adjusted to exclude cash from CARES Act related debt, payroll support program grant and employee retention credit funding and the cash impact of other special items divided by the days in the period. The Company believes that cash burn is a useful measure of liquidity consumed by its business. Cash burn refers to periods where this amount is negative; references to “cash positive” refers to the foregoing definition when the foregoing calculation is positive. The Company’s definition of “cash burn” and “cash positive” may not be calculated in the same manner as similarly labeled statistics used by other airlines.

[2]

The diluted earnings (loss) per share amount for both the Company’s GAAP and non-GAAP results is calculated based upon 199,482,701 and 199,187,260 weighted average diluted common shares outstanding for the three months ended March 31, 2021 and March 31, 2020, respectively. As the Company’s initial public offering closed on April 6, 2021, share amounts included in the diluted earnings (loss) per share calculation for the first quarter of 2021 do not include the 15 million shares issued and sold by the Company as part of its initial public offering.

Contacts:

Jennifer F. de la Cruz Corporate Communications

Email: JenniferF.Delacruz@flyfrontier.com Phone: 720.374.4207

Susan M. Donofrio Investor Relations

Email: investorrelations@flyfrontier.com Phone: 917.518.1378

Cautionary Statement Regarding Forward-Looking Statements and Information:

Certain statements in this release, including statements regarding the Company’s outlook for the second quarter 2021 and our earning before tax target range, should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to the Company’s operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.

Actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: the adverse impacts of the ongoing COVID-19 global pandemic, and possible outbreaks of another disease or similar public health threat in the future, on the Company’s business, operating results, financial condition, liquidity and near-term and long-term strategic operating plan, including possible additional adverse impacts resulting from the duration and spread of the pandemic; unfavorable economic and political conditions in the states where we operate and globally; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel; our reliance on technology and automated systems to operate our business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company’s reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in our relationships with these providers or their provision of services; adverse publicity, harm to our brand; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving us, our codeshare partners, or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in our network strategy or other factors outside our control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; our reliance on single suppliers to source a majority of our aircraft and certain parts, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on our operations; extended interruptions or disruptions in service at major airports where we operate; the impacts of seasonality and other factors associated with the airline industry; our failure to realize the full value of our intangible assets or our long-lived assets, causing us to record impairments; any damage to our reputation or brand image; the limitation of our ability to use our net operating loss carryforwards and certain other tax attributes to offset future taxable income for U.S. federal income tax purposes; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; our inability to accept or integrate new aircraft into our fleet as planned; the impacts of our significant amount of financial leverage from fixed obligations, the possibility we may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on our financial condition and business; failure to comply with the covenants in our financing agreements, failure to comply with financial and other covenants governing our other debt; changes in, or failure to retain, our senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth under “Risk Factors” in our reports and other documents filed with the Securities and Exchange Commission (“SEC”), as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC from time to time, including the Quarterly Report on Form 10-Q being filed at or around the date hereof.

Frontier Group Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in millions, except for per share data)

	Three Months Ended March 31
	2021	2020
Operating revenues:
Passenger	$262	$528
Other	9	16

Total operating revenues	271	544

Operating expenses:
Aircraft fuel	84	204
Salaries, wages and benefits	139	148
Aircraft rent	138	103
Station operations	70	96
Sales and marketing	17	30
Maintenance materials and repairs	26	26
Depreciation and amortization	8	8
CARES Act credits	(136)	—
Other operating	17	35

Total operating expenses	363	650

Operating income (loss)	(92)	(106)

Other income (expense):
Interest expense	(22)	(2)
Capitalized interest	1	2
Interest income and other	—	3

Total other income (expense)	(21)	3

Income (loss) before income taxes	(113)	(103)
Income tax expense (benefit)	(22)	(39)

Net income (loss)	$(91)	$(64)

Earnings (loss) per share:
Basic	$(0.46)	$(0.32)
Diluted	$(0.46)	$(0.32)

Frontier Group Holdings, Inc.

Selected Operating Statistics

(unaudited)

	Three Months Ended March 31
	2021	2020	Percent Change
Available seat miles (ASMs) (millions)	4,592	7,140	(36)%
Departures	24,409	35,247	(31)%
Average stage length (statute miles)	973	1,048	(7)%
Block hours	64,467	99,545	(35)%
Average aircraft in service	98	97	1%
Aircraft - end of period	107	100	7%
Average daily aircraft utilization (hours)	7.3	11.3	(35)%
Passengers (thousands)	3,252	4,982	(35)%
Average seats per departure	193	192	1%
Revenue passenger miles (RPMs) (millions)	3,211	5,315	(40)%
Load factor (%)	69.9%	74.4%	(4.5	)pts
Fare revenue per passenger ($)	30.83	43.97	(30)%
Non-fare passenger revenue per passenger ($)	49.75	62.07	(20)%
Other revenue per passenger ($)	2.80	3.14	(11)%
Total revenue per passenger ($)	83.38	109.18	(24)%
Total revenue per ASM (RASM) (¢)	5.91	7.62	(22)%
Cost per available seat mile (CASM) (¢)	7.89	9.10	(13)%
CASM (excluding fuel) (¢)	6.07	6.24	(3)%
CASM + net interest (¢)	8.36	9.05	(8)%
Adjusted CASM (¢)	10.78	8.23	31%
Adjusted CASM (excluding fuel) (¢)	8.96	6.15	46%
Adjusted CASM + net interest (¢)	10.82	8.18	32%
Fuel cost per gallon ($)	1.88	2.88	(35)%
Fuel gallons consumed (thousands)	44,501	70,963	(37)%
Employees (FTE)	4,922	5,148	(4)%

Reconciliation of Non-GAAP Financial Information

The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. Derivations of net income and CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company’s management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company’s operating performance or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

($ in millions) (unaudited)

	Three Months Ended March 31
	2021	2020
Net income (loss), as reported	$(91)	$(64)

Non-GAAP Adjustments:
Fuel expense
Derivative de-designation and mark to market adjustment (a)	—	56
Aircraft Rent
Early lease termination costs(b)	4	—
Other operating expenses
Cares Act - grant amortization and employee retention credits(c)	(136)	—
Write-off of deferred registration statement costs(d)	—	7
Interest expense
CARES Act - mark to market impact for warrants(e)	20	—

Pre-tax impact	(112)	63

Tax benefit (expense) related to non-GAAP adjustments(f)	30	(24)

Net income (loss) impact	(82)	39

Adjusted net income (loss), non-GAAP	$(173)	$(25)

(a)

Due to the significant reduction in demand resulting from the COVID-19 pandemic, future anticipated consumption of fuel dropped significantly and the Company therefore de-designated hedge accounting in March 2020 on the derivative positions where the future consumption was not deemed probable, which primarily related to the written put options on costless collars. The amounts represent the charge from de-designation and resulting mark to market impact on the quantities where consumption was not deemed probable.

(b)

As a result of an early termination and buyout agreement executed in early May 2021 with one of the Company’s lessors, Frontier was able to accelerate the removal of the remaining four A319 aircraft from its fleet. These aircraft were originally scheduled to return in December 2021 and will instead return during the second (three aircraft) and third (one aircraft) quarters of 2021. The Company incurred $4 million of costs during the first quarter of 2021 relating to the acceleration and resulting changes to its lease return obligations for the A319 aircraft returning during the second quarter of 2021.

(c)

Represents the recognition of $125 million of the grant received from the U.S. government for payroll support from January 2021 through March 2021 pursuant to PSP2, along with $11 million of employee retention credits the Company qualified for under the CARES Act.

(d)

Represents the write-off of deferred initial public offering preparation costs during the first quarter 2020 due to the impact of the COVID-19 pandemic and the resulting uncertainty on the Company’s ability to access the capital markets.

(e)	Represents the mark to market adjustment to the value of the warrants issued as part of the funding provided under the CARES Act. This amount is a component of interest expense.
(f)	Represents the tax impact of the non-GAAP adjustments.

Reconciliation of Total Operating Expenses to Adjusted Total Operating Expenses

($ in millions) (unaudited)

	Three Months Ended March 31
	2021	2020
Total operating expenses, as reported	$363	$650
Early lease termination costs	(4)	—
Cares Act - grant amortization and employee retention credits	136	—
Write-off of deferred registration statement costs	—	(7)
Derivative de-designation and mark to market adjustment	—	(56)

Adjusted total operating expenses, non-GAAP	$495	$587

Reconciliation of CASM to Adjusted CASM (excluding fuel) and Adjusted CASM including net interest

(unaudited)

	Three Months Ended March 31,
	2021		2020
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM		7.89		9.10
Aircraft fuel	(84)	(1.82)	(204)	(2.86)

CASM (excluding fuel)		6.07		6.24
Early lease termination costs	(4)	(0.08)	—	—
Cares Act - grant amortization and employee retention credits	136	2.97	—	—
Write-off of deferred registration statement costs	—	—	(7)	(0.09)

Adjusted CASM (excluding fuel)		8.96		6.15
Aircraft fuel	84	1.82	204	2.86
Derivative de-designation and mark to market adjustment	—	—	(56)	(0.78)

Adjusted CASM		10.78		8.23
Net interest expense (income)	21	0.47	(3)	(0.05)
CARES Act – mark to market impact for warrants	(20)	(0.43)	—	—

Adjusted CASM + net interest		10.82		8.18

CASM		7.89		9.10
Net interest expense (income)	21	0.47	(3)	(0.05)

CASM + net interest		8.36		9.05

The calculation of Adjusted CASM including net interest provided in the table above reflects the sum of Adjusted CASM and net interest expense (income) excluding special items per ASM. Adjusted CASM including net interest is included as a supplemental disclosure because the Company believes it is a useful metric to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes this metric is a useful comparator because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.